UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2024

RIGEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-29889	94-3248524
(Commission File No.)	(IRS Employer Identification No.)

611 Gateway Boulevard, Suite 900
South San Francisco, CA	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 624-1100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	RIGL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 3, 2024, Rigel Pharmaceuticals, Inc. (“Rigel”) entered into a collaboration and license agreement (the “License Agreement”) and a supply agreement (the “Supply Agreement”) with Kissei Pharmaceutical Co., Ltd. (“Kissei”). Pursuant to the terms of the License Agreement, Kissei received exclusive rights to develop and commercialize olutasidenib in all human diseases in Japan, the Republic of Korea (Korea) and Taiwan (the “Kissei Territory”). The parties’ collaboration is governed through a joint steering committee and appropriate subcommittees.

Kissei is responsible for performing and funding the development activities for olutasidenib in the Kissei Territory and Rigel retained the co-exclusive right to conduct development activities in the Kissei Territory solely for the purpose of supporting and obtaining regulatory approval of and commercializing olutasidenib in the world outside the Kissei Territory. Rigel retained the global rights, excluding the Kissei Territory, to commercialize olutasidenib.

Under the terms of the License Agreement, Rigel will receive an upfront cash payment of $10.0 million, with the potential for an additional $152.5 million in development, regulatory and commercial milestone payments, and will receive mid twenty to lower thirty percent, tiered, escalated net sales-based payments for the supply of olutasidenib, subject to certain customary reductions and offsets. Pursuant to the License Agreement, Kissei is responsible for companion diagnostic development in Japan, for which Rigel will share fifty percent of the costs incurred by Kissei, up to $3.0 million, which are creditable against future milestones and transfer price payments owed to Rigel.

In August 2022, Rigel and Forma Therapeutics, Inc., now Novo Nordisk (“Forma”) announced an exclusive, worldwide license agreement to develop, manufacture and commercialize olutasidenib. Forma is entitled to a certain portion of Rigel’s sublicensing revenue for olutasidenib from Kissei, including $2.3 million upon Rigel’s receipt of the upfront cash payment of $10.0 million.

Rigel remains responsible for the manufacture and supply of olutasidenib for all development and commercialization activities under the License Agreement. Pursuant to the concurrently executed Supply Agreement, Rigel will supply Kissei with bulk drug product for use under the License Agreement.

Pursuant to the License Agreement, Kissei will make transfer price payments to Rigel for a term that continues, on a product-by-product and country-by-country basis, until the latter of (i) the expiration of certain patent claims related to olutasidenib, (ii) expiration of regulatory exclusivity in such country, and (iii) ten years after the first commercial sale of olutasidenib (the “Commercialization Term”). The Commercialization Term may continue if Kissei elects to continue commercializing olutasidenib in Japan, Korea or Taiwan and obtain its supply of olutasidenib for such purpose from Rigel. In such event, Rigel would continue to supply olutasidenib to Kissei at our cost to supply plus a markup.

The License Agreement commences today and shall continue until terminated. The License Agreement may be terminated for cause by either party based on uncured material breach of the other party, bankruptcy of the other party, or for safety reasons. Rigel may terminate the License Agreement if Kissei challenges or opposes any patent licensed under the License Agreement. Kissei may terminate the License Agreement for failure of local regulatory approval of the product or the companion diagnostic, or the companion diagnostic company’s breach or termination of the agreement with such company. Prior to the first commercial sale of olutasidenib, Kissei may terminate the License Agreement without cause upon certain prior written notice to Rigel following the four-year anniversary of the License Agreement, and following the first commercial sale of olutasidenib, Kissei may terminate the License Agreement upon certain prior written notice to Rigel. Either party may terminate the License Agreement, on a product-by-product and country-by-country basis, without cause upon certain prior written notice to the other party so long as such termination becomes effective on or after the end of the Commercialization Term for such product in such country.

Upon early termination by either party, all licenses granted by Rigel to Kissei will automatically terminate, and, except in the event of a termination by Kissei for Rigel’s material breach, the licenses granted by Kissei to Rigel shall survive such termination and shall automatically become worldwide. Following termination by Rigel for cause, Kissei is prohibited from competing with Rigel for a period of time.

The description of the License Agreement and Supply Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, copies of which will be included as an exhibit to Rigel’ Quarterly Report on Form 10-Q for the fiscal period ending September 30, 2024, to be filed with the Securities and Exchange Commission.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements relating to, among other things, Rigel’s receipt of payments from Kissei under the License Agreement and the Supply Agreement. Any such statements that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “planned,” “may,” “expects,” “intends” and similar expressions are intended to identify these forward-looking statements. These forward-looking statements are based on Rigel’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward looking statements as a result of these risks and uncertainties, which include, without limitation, those risks and uncertainties relating to that the FDA, EMA or other regulatory authorities may make adverse decisions regarding olutasidenib; that olutasidenib clinical trials may not be predictive of real-world results or of results in subsequent clinical trials; the availability of resources to develop, manufacture and commercialize olutasidenib; market competitions; Rigel’s partners’ ability to obtain marketing approval for olutasidenib; and whether and when any of the milestone payments or product transfer price payments will ever be paid under these agreements, as well as other risks detailed from time to time in Rigel’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2023 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2024. Rigel does not undertake any obligation to update any forward-looking statements and expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 3, 2024	RIGEL PHARMACEUTICALS, INC.

	By:	/s/ Raymond J. Furey
Raymond J. Furey
Executive Vice President, General Counsel, Chief Compliance Officer, and Corporate Secretary